UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): 8/24/07

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16 SOUTH MARKET STREET

PETERSBURG, VIRGINIA 23803

(Address of principal executive offices, including zip code)

(804) 861-0681

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.

Item 8.01.

On August 24, 2007, Star Scientific, Inc. (the “Company”) received a Nasdaq Staff Deficiency Letter from Nasdaq, indicating that the Company was not in compliance with the minimum bid price requirement for continued listing set forth in Nasdaq Marketplace Rule 4450(a)(5), because the bid price per share of the Company’s common stock closed below $1.00 per share for 30 consecutive business days. The letter also stated that in accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company will be provided 180 calendar days, or until February 20, 2008, to regain compliance with this minimum bid price rule. Nasdaq may determine that the Company has regained compliance with this rule if, prior to February 20, 2008, the closing bid price of the Company’s stock remains at or above $1.00 per share for at least 10 consecutive business days. The Company issued a press release on August 30, 2007 with respect to this matter, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

The discussion in this Current Report includes forward-looking statements within the meaning of federal securities regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to the risks and uncertainties associated with the Company’s business described in its filings with the SEC. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this filing and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

Item 9.01

(d)	Exhibits

99.1	Press release issued by Star Scientific, Inc. on August 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.
Date: August 30, 2007	BY:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer

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